                                                          Exhibit 10.1

                 AMENDED AND RESTATED OWENS-ILLINOIS
                 SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                               ARTICLE I

                    Purpose, History, and Structure

      Section 1.01 - The purpose of the Owens-Illinois Supplemental Retirement Benefit Plan (the "Plan") is to provide certain retirement and related benefits to certain Eligible Employees of Owens-Illinois, Inc. and its subsidiary and affiliated corporations (the "Company") whose benefits under the Owens-Illinois Salary Retirement Plan (the "Salary Plan") are or may be subject to certain limitations, as hereinafter described.

      Section 1.02 - The Plan was originally adopted and approved by the Board effective as of October 1, 1991. Pursuant to authority reserved and/or duly delegated to the Board and its Compensation Committee, the Plan has been amended by the First and Second Amendments thereto effective, respectively, as of December 1, 1993 and March 1, 1996. Pursuant to such authority, the Board's Compensation Committee has determined to further amend and restate the Plan in the form of this Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan, effective as of January 1, 1998. The word "Plan" as hereinafter used refers to this Amended and Restated Owens-Illinois Supplemental Retirement Benefit Plan except as the context may otherwise clearly require and except that no person whose retirement or other termination of employment with the Company occurred before January 1, 1998 shall have any right or claim under the Plan except as in effect on the date of such retirement or other termination of employment.

      Section 1.03 - The Plan provides "Supplemental Benefits", described in
Section 3.01 hereof, and "Excess Benefits", described in Section 3.02 hereof.

                              ARTICLE II

                              Definitions

      Section 2.01 - Unless otherwise expressly defined in this Plan, each word or term which is defined in the Salary Plan shall have the same meaning when used in this Plan.

      Section 2.02 - As used in this Plan, the term "Board" means the Board of Directors of Owens-Illinois, Inc. or the Compensation Committee or other committee of said Board of Directors to which all or any of its powers or duties under the Plan may be delegated.

      Section 2.03 - As used in this Plan, the term "Eligible Employee" means an Employee or former Employee of the Company with respect to whom one or more benefits are or will become payable under this Plan.

      Section 2.04 - As used in this Plan, the term "Executive Compensation Committee" means a committee comprised of the Company's Chief Financial Officer, the Company's General Counsel, and the Company's Director of Compensation and Benefits. In the event of a vacancy in any one or more of such offices or positions within the Company, any corresponding vacancy on the Executive Compensation Committee shall be filled by the officer or employee of the Company who succeeds to the duties of such vacant office or position or by another officer or employee of the Company designated by the Board.

      Section 2.05 - As used in this Plan, the term "Specified Rate" means an annual interest rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States De-partment of Commerce or a successor publication) or such other annual interest rate as the Board may at any time and from time to time specify prospectively for purposes of the Plan; provided, however, that no such action taken by the Board after the date on which notice of an installment payment election (or of the modification of any such previous election) is given pursuant to Section 4.03(c) hereof shall operate to reduce the rate of interest on the unpaid balance of the benefit payable pursuant to such election (or modification) to less than the rate which would have been in effect hereunder in the absence of such action by the Board.

                              ARTICLE III

                   Supplemental and Excess Benefits

      Section 3.01 - Supplemental Benefits under the Plan are benefits unavailable under the Salary Plan by reason of the application of:

      (a) Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), imposing limitations on the amounts of annual compensation that may be taken into account under a qualified pension plan;

      (b) The Salary Plan's definition of the term "Credited Earnings", to the extent it excludes from Credited Earnings and/or Average Annual Earnings:

           (1) compensation under any plan or arrangement maintained by the Company at any time whereby an employee's actual receipt of compensation may be deferred until after the year in which it is earned, to be taken into account for purposes of this Plan for the year in which earned; and/or

           (2) any amount paid to an Eligible Employee under the Amended and Restated Owens-Illinois, Inc. Performance Award Plan ("PAP"), as from time to time in effect, with respect to an "Award Period" (as defined in PAP) which ends on or after December 31, 1998, and the final year of which precedes or coincides with the year in which such Eligible Employee's retirement date occurs, to be taken into account for purposes of this Plan for the final year of such Award Period; and/or

      (c) The Tenth and/or Thirteenth Amendments to the Fifth Amended and Restated Salary Plan, whereby, effective January 1, 1989, the Salary Plan's retirement benefit formulas were modified and the accrued benefits and/or rate of future benefit accruals of certain Eligible Employees were thereby curtailed.

      Section 3.02 - Excess Benefits under the Plan are benefits unavailable under the Salary Plan by reason of the application of Section 415 of the Code, imposing limitations on the amount of benefits that may be provided under a qualified pension plan.

                              ARTICLE IV

                   Retirement and Survivor Benefits

      Section 4.01 - Each Eligible Employee shall be entitled to a normal, postponed, early, or vested deferred retirement benefit under this Plan in an amount equal to the excess of (i) the amount of the comparable benefit to which he or she would be entitled under the Salary Plan at the time of his or her retirement or other termination of employment if the limitations, exclu-sions, and curtailments referred to in Sections 3.01 and 3.02 hereof were not applicable to the Salary Plan, over (ii) the amount of any such comparable benefit actually payable under the Salary Plan.

      Section 4.02 - Upon the death of an Eligible Employee, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, a survivor or death benefit shall be payable to the spouse or other Beneficiary of such Eligible Employee in an amount equal to the excess of (i) the amount of comparable benefit which would have been payable under the Salary Plan at the time of his or her death if the limitations, exclusions, and curtailments referred to in Sections 3.01 and 3.02 hereof were not applicable to the Salary Plan, over (ii) the amount of any such comparable benefit actually payable under the Salary Plan.

      Section 4.03 - (a) The date (hereinafter referred to as the "payment date") on which payment of any retirement, survivor, or death benefit will be made or commenced under this Plan shall be substantially the same, allowing for differences in administrative procedures, as the date on which payment of such benefit would have been made or commenced under the Salary Plan. The person or persons to whom any such benefit is payable under this Plan shall, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, be identical to the person or persons to whom such benefit would have been payable under the Salary Plan. All elections, designations, and determinations with respect to the time at which and person or persons to whom benefits are to be paid under this Plan, but not including any election under
Section 4.03(b)(4) hereof as to the form of payment or any designation of a beneficiary or beneficiaries under Section 4.03(e) hereof, shall be made as and when made under the Salary Plan.

      (b) The form in which any retirement, survivor, or death benefit is payable under this Plan shall be as follows:

           (1) If the retirement, death, or other termination of employment of the Eligible Employee with respect to whom any such benefit is payable occurred before January 1, 1989, the form of payment under this Plan shall be as permitted or required by the Pre-1989 Owens-Illinois, Inc. Excess Benefit Plan and Supplemental Benefit Plan as both such Plans (the "Pre-1989 Plans") were restated effective January 1, 1989;

           (2) If the retirement, death, or other termination of employment of the Eligible Employee with respect to whom any such benefit is payable occurred on or after January 1, 1989 but before September 1, 1990, the form of payment under this Plan shall be as permitted or required by the Owens-Illinois, Inc. Excess Benefit Plan and Supplemental Benefit Plan, both of which Plans (the "1989 Plans") became effective January 1, 1989;

           (3) If the retirement, death, or other termination of employment of the Eligible Employee with respect to whom any such benefit is payable occurred on or after September 1, 1990 but before March 1, 1996, such benefit shall be paid in a lump-sum amount equal to the present value of such benefit, determined in accordance with the Salary Plan, on its payment date; or

           (4) If the retirement, death, or other termination of employment of the Eligible Employee with respect to whom any such benefit is payable occurs on or after March 1, 1996, such benefit shall be paid in a lump-sum amount equal to the present value of such benefit, determined in accordance with the Salary Plan, on its payment date unless an election of an installment form of payment is in effect on such payment date in accordance with Section 4.03(c) hereof, in which event such benefit shall be paid in the installment form so elected.

      (c) An Eligible Employee to whom Section 4.03(b)(4) hereof applies may elect, by written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee, to have the lump-sum present value of such benefit on its payment date paid in any specified number, not to exceed 15, of substantially equal annual installments commencing on or after such payment date, together with interest on the unpaid balance thereof at the Specified Rate, compounded monthly. Any such Eligible Employee who has made such an election may, before the payment date of such benefit, revoke or modify such election by subsequent written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee. An Eligible Employee's election under this Section 4.03(c), and any subsequent revocation or modification thereof, will be effective without the consent of the Executive Compensation Committee if made at least 12 months before the payment date of such benefit and in no event later than September 30 of the preceding calendar year. If made thereafter, then such election (or any revocation or modification thereof) will be subject to the consent of the Executive Compensation Committee pursuant to Section 4.03(d) hereof, except that an Eligible Employee's initial election under this Section 4.03(c) will be effective without the consent of the Executive Compensation Committee if made no later than one month after the later of (i) the date of adoption of the Second Amendment to the Plan or (ii) the effective date of such Amendment.

      (d) The Executive Compensation Committee shall grant or deny its consent to an election under Section 4.03(c) hereof, if required, or to a revocation or modification of any such election, if required, as soon as administratively practicable after its receipt of written notice thereof and shall promptly notify the Eligible Employee of its action with respect thereto. In granting or denying such consent the Executive Compensation Committee shall consider and take into account the form in which benefits are payable with respect to the Eligible Employee under the Salary Plan and under any other applicable Company plan or arrangement; the interests of the Eligible Employee and of other Eligible Employees; the effect of such election (or of such revocation or modification of a previous election) on the Company's current and projected future financial condition in the context of other similar elections under this Plan and all other Company plans or arrangements for the benefit of its employees; and such other factors and circumstances as the Executive Compensation Committee, in its discretion, deems relevant. All actions of the Executive Compensation Committee shall be taken by majority vote at a meeting or by majority approval in writing in lieu of a meeting and shall be final and binding on all parties interested therein.

      (e) In the event of the death of an Eligible Employee with respect to whom an installment payment election is in effect under Section 4.03(c) hereof after his payment date but before all of the installments so elected plus interest have been paid to him in full, all of the remaining unpaid installments, including accrued interest to the date of payment, shall be paid, as and when due under such election, to the beneficiary or beneficiaries named by such Eligible Employee in a written designation filed with the Executive Compensation Committee (or, in the absence of such a designation, to his estate).

      Section 4.04 - To the extent necessary to effectuate the purpose and intent of this Plan, the terms and provisions of the Salary Plan (as from time to time in effect), the Pre-1989 Plans, and the 1989 Plans (copies of which shall be attached as, respectively, Exhibits A, B, and C hereto) are hereby incorporated herein by reference.

                               ARTICLE V

                       Amendment and Termination

      Section 5.01 - Subject to Sections 5.02, 5.03, and 5.04 hereof, the Board may at any time and from time to time, in its sole discretion, amend, suspend, or terminate the Plan in whole or in part.

      Section 5.02 - No action taken by the Board pursuant to Section 5.01 hereof may adversely affect the accrued Supplemental or Excess Benefits of any Eligible Employee under the Plan, as of the date of such action, without the consent of such Eligible Employee.

      Section 5.03 - If the Plan shall be terminated, actually or constructively, the accrued Supplemental and Excess Benefits of all Eligible Employees thereunder as of the date of such actual or constructive termination shall thereupon become fixed, fully vested, and nonforfeitable. For purposes of determining the amount of such accrued Supplemental and/or Excess Benefits, each Eligible Employee's benefit under the Salary Plan shall be his or her Accrued Benefit, payable upon retirement at age 65, thereunder. Each benefit which becomes fixed, fully vested, and nonforfeitable pursuant to this Section
5.03 shall be paid on its payment date, as provided in Section 4.03(a) hereof, in a lump-sum amount equal to the present value of such benefit on such payment date unless an election of an installment form of payment, in accordance with Section 4.03(c) hereof, was in effect on the date of such actual or constructive termination of the Plan and remains in effect, without subsequent modification, on such payment date, in which event such benefit shall be paid in the installment form so elected.

      Section 5.04 - In the event of any transfer or sale of a majority of the stock or of substantially all of the assets and business of the Company, or of a merger or consolidation of the Company into or with another corporation or business entity, this Plan shall continue in full force and effect thereafter, subject to amendment, suspension, or termination in accordance with Sections 5.01, 5.02, and 5.03 hereof by action of the transferee, purchaser, or successor entity.

                              ARTICLE VI

              Administrative and Miscellaneous Provisions

      Section 6.01 - The Board shall have and may exercise, in the administration of this Plan, all of the authority and responsibility conferred on the Committee under the Salary Plan.

      Section 6.02 - Nothing in the Plan shall confer on any employee of the Company any right to continue in the employ of the Company or limit in any way the right of the Company to terminate such employee's employment at any time.

      Section 6.03 - Rights of Eligible Employees under the Plan shall not be assignable or transferable, or subject to encumbrance or charge of any nature, otherwise than by designation of beneficiary to take effect at date of death or as otherwise provided in the Salary Plan.

      Section 6.04 - The Plan became effective October 1, 1991; this Amended and Restated Plan is effective as of January 1, 1998.


      IN WITNESS WHEREOF, the Board has caused this Amended and Restated Plan to be executed by a duly authorized officer of the Company this 29th day of May, 1998.

                                      Owens-Illinois, Inc.


                                      By   /s/ Thomas L. Young
                                           Executive Vice President
Attest:


   /s/ James W. Baehren
      Assistant Secretary